SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 18, 2001
                                                          --------------


                              IONICS, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  MASSACHUSETTS
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


       1-7211                                             04-2068530
-------------------------                            --------------------
 (Commission File Number)                           (IRS Employer Id. No.)


              65 Grove Street, Watertown, Massachusetts 02472-2882
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 926-2510
                                                           --------------


                               Page 1 of 5 Pages
                             Exhibit Index - Page 4

Item 5.  Other Events.
         ------------

         On April 18, 2001, Ionics, Incorporated, a Massachusetts corporation (the "Company"), sold 875,000 shares of its common stock, $1.00 par value, to Fidelity Management & Research Company, on behalf of funds and accounts managed by it. The shares were sold at a purchase price equal to $24.93 per share for an aggregate consideration of approximately $21.8 million. The shares were sold in a private placement in reliance on Rule 506 of Regulation D under the Securities Act of 1933. The Company intends to use the net proceeds of this private placement for working capital purposes

         In connection with this transaction, the Company has agreed to use its best efforts (i) to file within 30 days of the closing, a registration statement with the Securities and Exchange Commission covering the resale of the shares, and (ii) to cause the registration statement to become effective within 60 days after the registration statement is filed.


Item 7.  Financial Statements and Exhibits

         (c) Exhibits.
             --------

       Exhibit No.   Exhibit
       -----------   -------

          99         Press Release of Ionics, Incorporated dated April 20, 2001.




                               Page 2 of 5 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              IONICS, INCORPORATED
Dated: April 24, 2001

                                              By: /s/Stephen Korn
                                                  -----------------------------
                                                  Stephen Korn
                                                  Vice President and
                                                  General Counsel

                               Page 3 of 5 Pages

                                  Exhibit Index



                                                             Page Number in
Exhibit                                                      Sequentially
Number                      Description                      Numbered Copy
------                      -----------                      -------------


 99           Press Release of Ionics, Incorporated dated         5
              April 20, 2001.







                               Page 4 of 5 Pages

                                   Exhibit 99


                IONICS ANNOUNCES $21.8 MILLION PRIVATE PLACEMENT

Watertown, MA, April 20, 2001 . . . Ionics, Incorporated (NYSE - ION) announced today that it had sold 875,000 shares of its Common Stock to Fidelity Management & Research Company, on behalf of funds and accounts managed by it. The shares were sold at a price of $24.93 per share and the total proceeds to Ionics were approximately $21.8 million. Ionics has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of these shares.

"We are pleased with the confidence shown in Ionics by Fidelity," said Arthur L. Goldstein, Ionics' Chairman and Chief Executive Officer. "The proceeds from the offering will be used for working capital purposes and will lessen the Company's use of short-term borrowings."

These shares of Common Stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock.

Ionics is a global separations technology company involved in the manufacture and sale of membranes, equipment and own and operate services for the purification, disinfection, concentration, treatment and analysis of water, wastewater and ultrapure water. Over a period of more than 50 years Ionics has built more desalination plants than any company in the world. Ionics has been a pioneer in purified water with its worldwide five-gallon brand, Aqua Cool(R) Pure Bottled Water.

Safe-harbor statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this news release involve risk and uncertainty. The statements contained in this release which are not historical facts, including without limitation statements related to use of proceeds, are forward-looking statements. Important factors, including overall economic conditions, demand for Company products, raw material availability, availability of manufacturing capacity, technological and product development risks, competitors' actions, and other factors described in the Company's filings with the Securities and Exchange Commission could cause actual results to differ materially.

                                    # # # # #

For more information, contact:

Daniel M. Kuzmak, Vice President        Theodore G. Papastavros, Vice President
and Chief Financial Officer             Strategic Planning
Ionics, Incorporated                    Ionics, Incorporated
Tel: (617) 926-2510 ext. 350            Tel: (617) 926-2510 ext. 221
dkuzmak@ionics.com                      tpapastavros@ionics.com


                               Page 5 of 5 Pages